Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference on Form 8-K/A of our report dated March 13, 2024, with respect to the financial statements of Vencer Energy, LLC.

/s/ KPMG LLP

Houston, Texas
March 15, 2024